Exhibit 99.1

CONSENT OF DBO PARTNERS LLC

We hereby consent to the inclusion of our opinion letter, dated October 26, 2020, to the Board of Directors of Advanced Micro Devices, Inc., a Delaware corporation (“AMD”) as Annex B to, and references thereto and to our name under the headings “Summary — The Merger — Opinions of AMD’s Financial Advisors — Opinion of DBO”, “Risk Factors”, “The Merger — Background of the Merger”, “The Merger — Recommendation of the AMD Board of Directors; AMD’s Reasons for the Merger”, “The Merger — Opinions of AMD’s Financial Advisors — Opinion of DBO” in, the joint proxy statement/prospectus relating to the proposed merger involving Xilinx, Inc. and AMD which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of AMD (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ DBO PARTNERS LLC

December 3, 2020